UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2010

Morgan Stanley
(Exact Name of Registrant
as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation, Management Development and Succession Committee of the Board of Directors (the “Committee”) of Morgan Stanley (the “Company”) approved an adjustment to the base salary of the Company’s Executive Chairman, John J. Mack, consistent with the compensation strategy the Committee outlined in the Company’s 2010 proxy statement to move away from a compensation program focused largely on annual incentive awards toward one that is balanced between fixed, short-term and long-term compensation and to be in line with his new role and responsibilities as Executive Chairman of the Company’s Board of Directors.  Mr. Mack’s new base salary of $2,000,000, which is effective as of June 1, 2010, was approved by the Committee after consultation with its independent compensation consultant.  Mr. Mack’s base salary had not been increased since he rejoined the Company in 2005 as Chairman and Chief Executive Officer and he has not received any year-end compensation for 2007, 2008 and 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	May 28, 2010	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary